Exhibit 10.31
REMARKETING AGREEMENT
by and between
FIRST UNITED ETHANOL, LLC
and
W.R. TAYLOR & COMPANY, LLC,
Dated as of October 1, 2006

REMARKETING AGREEMENT
     This REMARKETING AGREEMENT, dated as of October 1, 2006 (the “Remarketing Agreement”), is by and between First United Ethanol, LLC (the “Borrower”) and W.R. Taylor & Company, LLC (“Taylor”), as the remarketing agent (the “Remarketing Agent”), and is entered into in connection with $53,500,000 Mitchell County Development Authority Variable Rate Demand Taxable Economic Development Revenue Bonds (First United Ethanol, LLC Project), Series 2006 (the “Bonds”), issued by the Mitchell County Development Authority (the “Issuer”) for the benefit of the Borrower.
ARTICLE I
Definitions
     Section 1.01. Capitalized Terms.
     Capitalized terms used in this Remarketing Agreement, unless otherwise defined herein, shall have the meanings assigned to them in the Trust Indenture (“Indenture”) dated as of October 1, 2006, between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
     Section 1.02. Rules of Interpretation.
     (a) This Remarketing Agreement shall be interpreted in accordance with and governed by the laws of the State of Georgia.
     (b) The words “herein” and “hereof” and words of similar import, without reference to any particular Article, Section or subsection, refer to this Remarketing Agreement as a whole rather than to any particular Article, Section or subsection hereof.
     (c) The headings of Articles and Sections herein are for convenience only and shall not affect the construction hereof.
ARTICLE II
Remarketing Agent
     Section 2.01. Remarketing Agent’s Acceptance and Qualification.
     (a) Taylor hereby accepts the appointment pursuant to the Indenture of Taylor to be the Remarketing Agent for the Bonds.
     (b) Taylor hereby represents that it is a member of the National Association of Securities Dealers, Inc., and is authorized to perform all of the duties of the Remarketing Agent imposed by the Indenture and this Remarketing Agreement.

     (c) The Remarketing Agent shall have the right in its sole discretion to refuse to remarket the Bonds (i) if any Event of Default under the Indenture or the Agreement shall have occurred and be continuing, (ii) if any Event of Default under the Reimbursement Agreement shall have occurred and be continuing which gives the Bank the right to exercise any of the remedies referred to in Article 13 of the Reimbursement Agreement, or (iii) if the Bank’s obligations to pay under the Letter of Credit or to purchase or redeem Bonds under the Reimbursement Agreement shall have been suspended or terminated (or notice of such suspension or termination given) and no Alternate Letter of Credit shall have been issued and delivered to the Trustee and then be in effect, or (iv) if it shall have determined in its sole discretion, after consultation with its counsel, that a Disclosure Statement (as defined in Section 3.01 hereof), or an amendment or supplement thereto, is required for distribution to prospective purchasers and that such a Disclosure Statement or an amendment or supplement thereto, is not available, or if available, is not reasonably satisfactory to it and its counsel in form or substance, or (v) if it shall receive (x) an opinion of its counsel, after consultation with Bond Counsel, that a substantial legal basis exists upon which the exclusion of interest on the Bonds from gross income of the owner can be challenged, or (y) an opinion of its counsel that a substantial legal basis exists upon which either the exemption from registration of the Bonds, the Reimbursement Agreement or the Letter of Credit, either individually or collectively, under the Securities Act of 1933, as amended, or the exemption from qualification of the Indenture under the Trust Indenture Act of 1939, as amended, can be challenged.
     (d) Nothing contained herein or in the Indenture shall be construed to obligate Taylor to purchase, sell, hold or deal in the Bonds as a principal. Taylor shall not be required to use any of its own funds, or otherwise incur financial liability, in carrying out its duties hereunder; provided, however, that Taylor may, at its sole discretion, purchase, sell, hold or deal in the Bonds for its own account.
     Section 2.02. Remarketing Agent’s Obligations.
     The Remarketing Agent, shall:
     (a) hold all moneys delivered to it as Remarketing Agent for the purchase of Bonds, in remarketing transactions pursuant to the Indenture, as agent and bailee of, and in escrow for the benefit of, (i) the person or entity which has so delivered those moneys, until the Bonds purchased with those moneys have been delivered to or for the account of that person or entity and (ii) thereafter, the person or entity which has so tendered the Bonds for purchase until those moneys have been delivered to or for the account of that person or entity;
     (b) keep such books and records with respect to its activities as Remarketing Agent hereunder as is consistent with prudent industry practice, which books and records shall be available for inspection, upon reasonable notice, by the Trustee and the Borrower;
     (c) subject to Section 2.01(c) hereof, use its best efforts to remarket Bonds tendered for purchase pursuant to the Indenture (whether at the option of the owners thereof or pursuant to mandatory tender for purchase);
     (d) (i) determine the Variable Rate in accordance with the provisions therefor in the form of Bond and the Indenture, (ii) determine the Fixed Interest Rate in accordance with the provisions therefor in Section 4.02 of the Indenture and the form of Bond, and (iii) give notice to the Tender Agent, the Borrower and the Trustee of such rates and the terms in accordance with the provisions therefor in the form of Bond and the Indenture; and

     (e) assume all other obligations, duties and rights of the Remarketing Agent in accordance with the Indenture, including, in particular, Article III, Article IV, Section 10.11, and Section 10.12 thereof.
ARTICLE III
Disclosure
     Section 3.01. Provision of Disclosure Materials.
     If the Remarketing Agent determines that it is necessary or desirable to use a disclosure statement (a “Disclosure Statement”) in connection with any remarketing of Bonds, the Remarketing Agent will so notify the Borrower. The Borrower agrees to provide for the use of the Remarketing Agent in connection with remarketing of the Bonds a Disclosure Statement reasonably satisfactory to the Remarketing Agent. The Borrower agrees to supply to the Remarketing Agent such number of copies of the Disclosure Statement and documents related thereto as are reasonably requested from time to time by the Remarketing Agent and further agrees to amend the Disclosure Statement (and/or any documents incorporated by reference therein) so that at all times the Disclosure Statement and documents related thereto will not contain any untrue statement of a material fact relating to the Borrower or the Project or omit to state a material fact relating to the Borrower or the Project necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The Borrower agrees to promptly advise the Remarketing Agent of any information concerning any event with respect to the Borrower which may be required to be included in a Disclosure Statement or an amendment or supplement thereto. In addition, the Borrower agrees to take all steps, at their own expense, reasonably requested by the Remarketing Agent to (a) either (i) register the Bonds for sale under the applicable federal or state securities laws or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, if required, or (ii) cause the Bonds required to be so registered to cease to be outstanding within the meaning of the Indenture and to cause the Indenture required to be so qualified to be discharged in accordance with its terms, or (b) enable the Remarketing Agent to establish a “due diligence” defense to any action commenced against the Remarketing Agent in respect of a Disclosure Statement.
ARTICLE IV
General
     Section 4.01. Indemnification of Remarketing Agent.
     The Borrower agrees to indemnify and hold harmless the Remarketing Agent and each member, trustee, partner, officer, official or employee thereof and any person who controls the Remarketing Agent within the meaning of the Securities Act of 1933, against any and all losses, claims, damages and liabilities arising out of (i) the failure to provide to the Remarketing Agent information concerning the Borrower or the Project which should have been included in a Disclosure Statement or which would have caused the Remarketing Agent, in the exercise of its reasonable judgment, to request that the Borrower prepare a Disclosure Statement, or amend or supplement an existing Disclosure Statement, for use by the

Remarketing Agent in the remarketing of the Bonds or (ii) any statement or information concerning the Borrower or the Project contained in the Disclosure Statement provided pursuant to Section 3.01 hereof that is untrue in any material respect, or the omission therefrom of any information concerning the Borrower or the Project which should be contained therein which is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading in any material respect, and to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened arising from a claim based upon any such untrue statement or omission if such settlement is effected with the written consent of the Borrower; provided that, the Borrower shall not be liable in any case if a court of competent jurisdiction has rendered a final judgment to the effect that the loss, claim, damage or liability has been asserted by a person who purchased one or more Bonds from the Remarketing Agent and resulted solely from the failure of the Remarketing Agent to deliver or cause to be delivered to that person the Disclosure Statement or any amendment or supplement thereto that had been timely prepared and was then available to the Remarketing Agent, and that such delivery to such person would have been a valid and complete defense to the action from which such loss, claim, damage or liability arose. In case any claim shall be made or action brought against the Remarketing Agent or any indemnified person (as aforesaid) in respect of which indemnity may be sought against and the Borrower, the Remarketing Agent shall promptly notify the Borrower in writing, setting forth the particulars such claim or action, and the Borrower shall assume the defense thereof including the retaining of counsel (who shall be reasonably satisfactory to the Remarketing Agent) and the payment, as incurred, of all expenses reasonably incurred by the Remarketing Agent or such other indemnified person; provided, however, that if the Remarketing Agent is advised in an opinion of counsel that there may be legal defenses available to the Remarketing Agent which are adverse to or in conflict with those available to the Borrower, or that the defense of the Borrower should be handled by separate counsel, the Borrower shall not assume such defense of the Remarketing Agent, the Borrower shall be responsible for the payment, as incurred, of the reasonable fees and expenses of counsel retained by the Remarketing Agent in assuming its own defense and for all other expenses reasonably incurred by the Remarketing Agent in connection with such defense, and provided also that if the Borrower shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Remarketing Agent within a reasonable time after notice of the commencement of such action, the reasonable fees and expenses of counsel retained by the Remarketing Agent and all other expenses reasonably incurred by the Remarketing Agent in connection with such defense shall be paid, as incurred, by the Borrower. Notwithstanding, and in addition to, any of the foregoing, the Remarketing Agent or any such indemnified person (as aforesaid) shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the party retaining such counsel unless the retaining of such counsel has been specifically authorized by the Borrower in writing. The Remarketing Agent agrees to indemnify and hold harmless the Borrower and each member, trustee, officer, official or employee thereof and any person who controls the Borrower within the meaning of the Securities Act of 1933, against any and all losses, claims, damages and liabilities arising out of any statement or information relating to the Remarketing Agent or based upon information provided by the Remarketing Agent contained in the Disclosure Statement that is untrue in any material respect, or the omission therefrom of any information relating to the Remarketing Agent or which should have been provided by the Remarketing Agent which should be contained therein which is necessary to make the statements therein, in light of the circumstances under which they are made, not misleading in any material respect, and for any liability arising from failure of the Remarketing Agent to comply with any “blue sky” laws in any jurisdiction (unless such failure to comply is a result of the unwillingness or inability of the Borrower or the Issuer to provide information or to take steps required for such compliance, as reasonably requested by the Remarketing Agent) applicable to the remarketing of Bonds by the Remarketing Agent, but only to the extent that the Borrower or the Issuer also would be liable for such failure in whole or in part in such jurisdiction. The indemnity agreements contained in this Section 4.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Remarketing Agent (or any controlling person) or the Borrower (or any controlling person) and shall survive the termination of this Remarketing Agreement.
     Section 4.02. Payment of Remarketing Agent.
     The Borrower shall pay Taylor for its services as Remarketing Agent for the Bonds (i) during the time that interest is borne on the Bonds at the Variable Rate, an annual fee equal to .125% of the average aggregate principal amount of Bonds outstanding during the period since the date of the immediately preceding payment (or the date of the initial delivery of the Bonds) but not less than $2,500 annually, payable as directed by the Remarketing Agent, quarterly in advance, commencing on November 30, 2006 and on the first day of each January, April, July and October thereafter through and including the Conversion Date; and (ii) after the Conversion Date, such fee as shall be negotiated by the Remarketing Agent and the Borrower. Such fee payable pursuant to clause (i) of the preceding sentence shall be calculated based on the actual number of days elapsed since the immediately preceding payment date, with a year of 365 or 366 days, as applicable. The Borrower also will pay all reasonable expenses in connection with the preparation of any Disclosure Statement and the registration of the Bonds under any state securities laws and will reimburse the Remarketing Agent for all of its reasonable direct out-of-pocket expenses incurred by it as Remarketing Agent under this Remarketing Agreement, including reasonable counsel fees and disbursements and the costs of notices, mailings and other activities required under this Remarketing Agreement. The Remarketing Agent acknowledges that it has no legal right or interest under this Remarketing Agreement to any proceeds received from the remarketing of Bonds other than those Bonds which it has purchased for its own account.
     Section 4.03. Term.
     This Remarketing Agreement will terminate upon the earlier of (i) the effective date of the resignation or removal of Taylor as Remarketing Agent, (ii) 30 days following such date, if any, that all outstanding Bonds first bear interest at the Fixed Interest Rate, or (iii) the first date on which no Bonds are outstanding. The Borrower may remove Taylor as Remarketing Agent under this Remarketing Agreement, at any time upon not less than sixty (60) days’ written notice from the Borrower to such removed Remarketing Agent, upon satisfaction of the requirements of the Indenture. Taylor may resign as Remarketing Agent at any time, upon notice to the Borrower, the Issuer, the Trustee and the Bank and provided that the resignation shall not be effective until the earlier of (i) the 30th day following receipt of the notice of resignation, or (ii) either the assumption, subject to the provisions of the Indenture, by the non-resigning Remarketing Agent of sole responsibility for the performance of all duties and obligations of the Remarketing Agent under this Remarketing Agreement or the appointment by the Borrower of a successor remarketing agent. Upon the termination of this Remarketing Agreement, the provisions of Section 4.01 hereof will continue to remain in effect and any Bonds or moneys then held by the Remarketing Agent will be delivered to the Tender Agent, who will deliver those Bonds and moneys to the successor Remarketing Agent or, if no successor has been designated, to the Trustee.
     Section 4.04. Amendments.
     This Remarketing Agreement may not be amended so as to adversely affect the right of the owners of Bonds to tender their Bonds for purchase pursuant to the Indenture, without the prior written consent of the Issuer and the Trustee (with notice to the owner of each such Bond so affected).

     Section 4.05. Remarketing Agent’s Performance; Duty of Care.
     The Remarketing Agent consents and agrees to perform and comply with all of the terms and provisions on its part to be performed or complied with in this Remarketing Agreement and the Indenture. In performing its duties and obligations hereunder and under the Indenture, the Remarketing Agent shall exercise the same degree of skill and care as a prudent person would use under the same circumstances in the conduct of his or her own affairs.
     The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Remarketing Agreement and the Indenture, and the Remarketing Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Remarketing Agreement and the Indenture, and no implied covenants or obligations shall be read into this Remarketing Agreement or the Indenture against the Remarketing Agent; and in the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely, as to the truth of the statements expressed therein, upon any notice or document furnished to the Remarketing Agent and conforming to the requirements of this Remarketing Agreement or the Indenture and shall be protected in acting upon any such notice or document reasonably believed by it to be genuine and to have been given, signed or presented by the proper party or parties.
     Section 4.06. Notices.
     Unless otherwise specified, any notices, requests or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested, and postage prepaid, addressed as follows:

if to Borrower:	First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730
Attention: Mr. Murray Campbell
Fax: (229) 522-2824

if to Remarketing Agent:	W.R. Taylor & Company, LLC
1420 I-85 Parkway
Montgomery, Alabama 36106
Attn: Mr. Robbins Taylor
          Section 4.07. Counterparts.
          This Remarketing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have cause this Remarketing Agreement to be executed by their duly authorized officers or agents, as the case may be, as of the date first above written.

W.R. TAYLOR & COMPANY, LLC, as Remarketing Agent

By:	/s/ Robbins Taylor

Robbins Taylor
President

FIRST UNITED ETHANOL, LLC, a Georgia limited liability company as Borrower

By:	/s/ Murray Campbell

Murray Campbell
Chairman of the Board